                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
                               ------------------

                                    FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                               ------------------

                                 CARESIDE, INC.
               (Exact name of registrant as specified in charter)

              DELAWARE                                  23-2863507

(State of incorporation or organization)    (I.R.S. Employer Identification no.)

        6100 BRISTOL PARKWAY
        CULVER CITY CALIFORNIA                              90230

(Address of Principal Executive Offices)                 (Zip Code)

If this form relates to the registration of a     If this form relates to the registration of a
class of securities pursuant to Section 12(b)     class of securities pursuant to Section 12(g)
of the Exchange Act and is effective              of the Exchange Act and is effective
pursuant to General Instruction A.(c), check      pursuant to General Instruction A.(d), check
the following box. [X]                            the following box. [   ]

Securities Act registration statement file number to which this form relates:  333-69207

Securities to be registered pursuant to Section 12(b) of the Act:

     Title of Each Class                      Name of Each Exchange on Which
     to be so Registered                      Each Class is to be Registered
     -------------------                      ------------------------------
UNITS, EACH CONSISTING OF ONE SHARE OF
COMMON STOCK AND ONE REDEEMABLE COMMON STOCK
PURCHASE WARRANT                                AMERICAN STOCK EXCHANGE

COMMON STOCK, $.01 PAR VALUE PER SHARE          AMERICAN STOCK EXCHANGE

REDEEMABLE COMMON STOCK PURCHASE WARRANT        AMERICAN STOCK EXCHANGE

Securities to be registered pursuant to Section 12(g) of the Act:

                                                     NONE
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ITEM 1.  DESCRIPTION OF SECURITIES TO BE REGISTERED.

     The securities to be registered are the Registrant's Units, Common Stock, par value $0.01 per share, and Redeemable Common Stock Purchase Warrants. Such securities are described under the caption "Description of Capital Stock" under the headings "Units," "Common Stock" and "Unit Warrants," respectively, in the prospectus filed as part of the Registrant's Registration Statement on Form S-1, as amended (File No. 333-69207), including any prospectus relating thereto filed subsequently pursuant to Rule 424 of the Securities Act of 1933. Such description is hereby deemed to be incorporated by reference into this registration statement in accordance with the Instruction to Item 1 of this Form.

ITEM 2.  EXHIBITS.

1. Registration Statement on Form S-1, as amended (File No. 333-69207), originally filed on December 18, 1988 and subsequently amended by Amendment No. 1 thereto filed on February 1, 1999, Amendment No. 2 thereto filed on February 11, 1999, Amendment No. 3 thereto filed on February 18, 1999, Amendment No. 4 thereto filed on March 8, 1999, Amendment No. 5 thereto filed on March 16, 1999, Amendment No. 6 thereto filed on March 19, 1999, Amendment No. 7 thereto filed on May 5, 1999 and Amendment No. 8 thereto filed on May 26, 1999 (Incorporated by reference)

2. Amended and Restated Certificate of Incorporation of Careside, Inc. (Incorporated by reference to Exhibit 3.1a to Careside, Inc.'s Registration Statement No. 333-69207 on Form S-1)

3. Form of Certificate of Amendment of Certificate of Incorporation of Careside, Inc. (to be filed immediately prior to completion of the offering) (Incorporated by reference to Exhibit 3.1b to Careside, Inc.'s Registration Statement No. 333-69207 on Form S-1)

4. Form of Amended and Restated Certificate of Incorporation of Careside, Inc. (to be filed immediately prior to completion of the offering) (Incorporated by reference to Exhibit 3.1c to Careside, Inc.'s Registration Statement No. 333-69207 on Form S-1)

5.   Amended and Restated Bylaws of Careside, Inc. (Incorporated by reference to
     Exhibit 3.2a to Careside, Inc.'s Registration Statement No. 333-69207 on Form S-1)

6. Form of Amended and Restated Bylaws of Careside, Inc. (effective upon completion of the offering) (Incorporated by reference to Exhibit 3.2b to Careside, Inc.'s Registration Statement No. 333-69207 on Form S-1)

7. Specimen Stock Certificate (Incorporated by reference to Exhibit 4.1 to Careside, Inc.'s Registration Statement No. 333-69207 on Form S-1)

8. Form of Warrant Certificate (Incorporated by reference to Exhibit 4.2a to Careside, Inc.'s Registration Statement No. 333-69207 on Form S-1)

9. Form of Unit Certificate (Incorporated by reference to Exhibit 4.2b to Careside, Inc.'s Registration Statement No. 333-69207 on Form S-1)

                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                    CARESIDE, INC.


                                    By:  /s/ W. Vickery Stoughton
                                         ------------------------
                                         W. Vickery Stoughton
                                         Chairman of the Board of Directors
                                         and Chief Executive Officer


Date:     May 28, 1999